UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 6, 2005


                        PEAK ENTERTAINMENT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                   33-18143             87-0449399
     (State or other jurisdiction       (Commission          (IRS Employer
           of incorporation)           File Number)       Identification No.)


          Bagshaw Hall, Bagshaw Hill, Bakewell, Derbyshire, UK DE45 1DL
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 44 1629 814555

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 6, 2005, we entered into Securities Purchase Agreements with four accredited investors. Pursuant to the agreements, we sold a principal amount of $360,000 in 12% convertible debentures and 432,000 common stock purchase warrants for gross proceeds of $360,000. The debentures mature in 270 days from May 6, 2005. The debentures may mature earlier upon future different funding by us of any dollar amount equaling 15% more than amounts closed pursuant to the private placement. The debentures accrue interest at the rate of 12% per year, compounded annually, and is payable at maturity. The principal amount of the debentures may be converted into shares of common stock at the conversion price of $0.30 per share. Any conversion at or prior to maturity date constitutes a waiver of all accrued interest on the debentures. The conversion price for the debentures may be adjusted downward for issuances of securities by us at prices below the lower of $.30 per common share, or fair market value for such securities as determined at the time of issuance. For late payment, there will be a cash penalty equal to 1.5% of the outstanding principal amount of the debentures, compounded monthly for each month that payment in full is not effected, up to a maximum cash penalty equal to 9% of the outstanding principal amount of the debentures, and, in addition, there will be monthly reduction in warrant exercise price of the warrants at the rate of 2.5% and up to a maximum of 20% reduction in the exercise price. The obligations of the Company under the debentures are secured by security interest rights in substantially all of the Company's assets, to the extent not already encumbered. Each of these investors agreed, except upon 75 days prior written notice, it may not convert the debentures or exercise the warrants for shares of common stock to the extent that such it would cause the investor to beneficially own 4.9% or more of our then issued and outstanding common stock. The warrants are exercisable for five years at $0.50 per share. After the tenth consecutive business day in which the common stock trades at $3.00 or greater, the warrants become redeemable at $0.10 per warrant. The warrant holder is entitled to seek the registration of the underlying shares in registration statements filed by the Company in the future. We used the proceeds for general corporate purposes. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.


Section 8 - Other Events

Item 8.01 Other Events.

In 2002, we entered into an agreement with CK Supermarket to provide working capital on a short-term basis secured against certain inventory of our subsidiary, Jusco UK Ltd. The lender has a security interest on the assets of our subsidiary, Jusco UK Ltd., but does not have a security interest in our parent company or our other subsidiaries. The debt was originally due on January 10, 2003. At March 31, 2004, it was envisaged that the loan would be repaid in 2004 from revenues from the sale of inventory. In May 2004, the lender notified us regarding immediate payment of the balance owed. As of May 2004, we were in discussions with the lender regarding the repayment of the debt through a combination of cash from the sale of certain inventory and the issuance of our securities and for us to guarantee the repayment by Jusco UK Ltd. At December 31, 2004, the balance was $386,095 including interest of $115,596. On or about May 6, 2005, CK Supermarket commenced a legal proceeding before the Supreme Court of the State of New York, County of New York, Index No. 05-601612, seeking payment of $376,482 plus interest. We intend to vigorously contest the pending proceeding, which we believe has several technical defenses, particularly as to the forum and certain allegations that are believed to be material and erroneous. However, ultimately, we anticipate that a properly instituted lawsuit in a proper venue is likely to result in payment obligations of the subsidiary to CK Supermarket, and if not paid by our subsidiary, then we may be required to pay such obligation if so determined by a proper forum.


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

On January 5, 2004, we completed a transaction, pursuant to a Settlement Agreement and Release dated as of December 22, 2003, with former debenture holders: AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd, and AJW Qualified Partners, LLC. Pursuant to the terms of the settlement agreement, the former debenture holders had the right, thirteen months after the closing of the transaction, to provide notice to the Company of an exercise of a "put" right pursuant to which we would buy from the former debenture holders all of the 1,000,000 shares of common stock issued to them pursuant to the settlement agreement, at the price of $0.75 per share. Pursuant to the terms of the settlement agreement, the former debenture holders were to provide us with written notice if they wished to exercise the put right after thirteen months and prior to one year and two months after the closing of the transaction, at the expiration of which, the put right was to terminate. Closing on the put was to occur within ten business days from receipt of notice of the put. On or about January 10, 2005, the former debenture holders submitted a notice to exercise the put right. On or about January 26, 2005, the former debenture holders resent the January 10, 2005 notice to exercise the put right. We believe that the notice was not properly submitted in accordance with the notice procedures provided in the settlement agreement. To the best of our knowledge, and after inquiry to the counsel for the former debenture holders of the "put", no notice of exercise of the "put" was sent to us, as required. Accordingly, we considered the notice ineffective and did not honor the notice. In or about April 11, 2005, the former debenture holders commenced a legal proceeding before the Supreme Court of the State of New York, County of New York, Index No. 05-600993, seeking payment of $750,000. We intend to contest this matter vigorously as we believe we have a meritorious defense to the claims. If we do not prevail, we may ultimately be required to repurchase 1,000,000 shares from the debenture holders for $750,000 plus interest and costs.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number             Description of Exhibit
--------------             ----------------------

4.1                        Form of May 2005 Securities Purchase Agreement


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PEAK ENTERTAINMENT HOLDINGS, INC.

Date:  July 15, 2005

                                           By: /s/ WIlf Shorrocks
                                              ------------------------
                                               Wilf Shorrocks
                                               President




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